Exhibit 5



                                   August 14, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  The Dial Corporation Registration Statement on Form S-8
     The Dial Corporation 401(k) Plan

Gentlemen:

     This opinion is delivered in connection with the registration by The Dial Corporation, a Delaware corporation (the "Corporation"), on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, of 6,000 shares of the Corporation's Common Stock ("Common Stock"), together with the associated preferred stock purchase rights ("Rights"), issuable pursuant to The Dial Corporation 401(k) Plan (the "Plan").

     In arriving at this opinion, I have examined such corporate instruments, documents, statements and records of the Corporation and others as I have deemed relevant and necessary or appropriate for the purposes of this opinion.

     I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all the documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, I am of the opinion that the 6,000 shares of Common Stock to be sold pursuant to the Registration Statement, together with the associated Rights, when issued and delivered by the Corporation in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable securities of the Corporation.

     The provisions of the written documents constituting the Plan are in compliance with the requirements of ERISA pertaining to such provisions.
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     I hereby consent to the reference to my name in the
Registration Statement and further consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                   Very truly yours,

                                   /s/  Peter J. Novak
                                        Vice President and
                                        General Counsel